EXHIBIT 3.1.52

Office of the Secretary of State
Corporations Section
P.O. Box 13697
Austin, Texas 78711-3697

FILED
In the Office of the
Secretary of State of Texas

APR 26 2004
Corporations Section

STATEMENT OF CHANGE OF ADDRESS OF REGISTERED AGENT

1.             The name of the entity represented is SANMINA TEXAS LP

The entity’s file number is 0012976910

2.             The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the secretary of state.)

811 Dallas Avenue, Houston, Texas 77002

3.             The address at which the registered agent will hereafter maintain the registered office address for such entity is; (Please provide street address, city, state and zip code. The address must be in Texas.)

1021 Main Street, Suite 1150, Houston, Texas 77002

4.            Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:  April 22, 2004

C T CORPORATION SYSTEM
Name of registered agent

/s/ Kenneth Uva
Signature of registered agent